UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1 /A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOUTHERN PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	3949	27-1963282
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

505 E. Windmill Lane, Ste. 1B #186 Las Vegas, Nevada		89123
(Name and address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(702) 235-8106

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|                                                                Accelerated filer |__|

Non-accelerated filer |__|                                                                Smaller reporting company |X|

COPIES OF COMMUNICATIONS TO:
Southern Products, Inc.
Attn:  Tyler Richard, President and CEO
505 E. Windmill Lane, Ste. 1B #186, Las Vegas, Nevada 89123

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTRATION	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTERED FEE
Common Stock	2,500,000	$0.005	$12,500	$0.90

(1)	This price was arbitrarily determined by Southern Products, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS
SOUTHERN PRODUCTS, INC.
2,500,000
SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

SUBJECT TO COMPLETION, Dated March 25, 2010

This prospectus relates to our offering of 2,500,000 new shares of our common stock at an offering price of $0.005 per share. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.  The Maximum Offering amount is 2,500,000 shares ($12,500).

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officers and Directors, who will not be paid any commission for such sales.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.005	None	$0.005
Total (maximum offering)	$12,500	None	$12,500

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: March 25, 2010

Page
Summary	5
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
Because the demand for our products could be heavily influenced by changing trends and fads in the entertainment market, our business may never achieve long term viability.	7
Because we have limited experience building and selling our products, we may not generate significant net sales and we face a high risk of business failure.	7
If we do not obtain additional financing, our business will fail.	8
Because our sole officer and director has no business experience, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.	8
If demand for our products grows, we may be unable to build the required supply in a timely and efficient manner.	8
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	8
Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.	9
Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.	9
Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	9
Because our president, Mr. Richard, currently owns 100% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Richard are inconsistent with the best interests of other stockholders.	9
Risks Related To Legal Uncertainty	10
If we are the subject of future product liability suits, our business will likely fail.	10
Because protection of our intellectual property is limited, current or future competitors may offer products substantially identical to our products at lower prices.	10
Risks Related To This Offering	10
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	10
Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.	11
Because the price of our shares in this offering was arbitrarily determined by us, it may not reflect the actual market price for the securities.	11
Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.	11
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	12
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	12
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	12
Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.	12
If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.	12

Summary

Southern Products, Inc.

The Company

We were incorporated as Southern Products, Inc. on February 23, 2010 in the State of Nevada for the purpose of designing, manufacturing, and marketing custom-made beer pong tables and related products. We are a development stage company and have not generated any revenues to date. As of February 28, 2010, we had $9,500 in current assets and current liabilities in the amount of $3,500. Accordingly, we had working capital of $6,000 as of February 28, 2010. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus.  Our management estimates that, until such time that we are able to generate sales revenue sufficient to pay our ongoing and planned expenditures, we will experience negative cash flow in the approximate amount of $2,500 to $3,500 per month. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

We are offering for sale to investors a maximum of 2,500,000 shares of our common stock at an offering price of $0.005 per share (the “Offering”). Currently, we have limited inventory consisting of two initial prototype tables.  Over the next two to four months, we plan to develop additional tables and to increase our saleable inventory to approximately ten to fifteen tables.  Our business plan is to use the proceeds of this offering for the development of additional product designs, the manufacture of additional inventory consisting of ten to fifteen additional tables, and marketing of our products through the Internet and by other means. However, our management has retained discretion to use the proceeds of the Offering for other uses. The minimum investment amount for a single investor is $250 for 50,000 shares.  The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 2,500,000 shares ($12,500).

Our address is 505 E. Windmill Lane, Ste. 1B #186, Las Vegas, Nevada 89123. Our phone number is (702) 235-8106.  Our fiscal year end is February 28.

The Offering

Securities Being Offered	Up to 2,500,000 shares of our common stock.
Offering Price
The offering price of the common stock is $0.005 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	2,500,000
Securities Issued and to be Issued
9,500,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Mr. Tyler Richard, owns an aggregate of 100% of the common shares of our company and therefore have substantial control.  Upon the completion of this offering, our officers and directors will own an aggregate of approximately 79.12% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	12,000,000
Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $12,500. We intend to use these proceeds to execute our business plan.
Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

Summary Financial Information
Balance Sheet Data	Fiscal Year Ended February 28, 2010 (audited)
Cash	$8,500
Total Assets	9,500
Liabilities	3,500
Total Stockholder’s Equity (Deficit)	6,000
Statement of Operations
Revenue	$0
Net Profit (Loss) for Reporting Period	$($3,500)

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects.

Risks Related To Our Financial Condition and Business Model

Because the demand for our products could be heavily influenced by changing trends and fads in the entertainment market, our business may never achieve long term viability.

In recent years, beer pong had grown from an informal past time into a popular sport played in bars and pubs alongside more traditional games like darts and billiards.  We can provide no assurance that this trend will continue over the long term or that beer pong will achieve lasting popularity.  Our sales and profitability will depend significantly on the ongoing popularity of beer pong in bars, pubs and at other social gatherings.  The market for our type of entertainment products may be characterized by changing trends and fads, and frequent innovations and improvements may be necessary to maintain consumer interest in our products. There is a significant risk that, despite our best efforts, the popularity of beer pong may decline in a way that will make it impossible for our business to achieve long term liability.

Because we have limited experience building and selling our products, we may not generate significant net sales and we face a high risk of business failure.

We have only recently built our initial prototype products for use in marketing our beer pong tables to bars, restaurants, and individual consumers.  Our experience in marketing our products to date has consisted of informal contacts with potential purchasers.  Because of our very limited experience in building and selling our products, we can provide no assurance that we will be able to generate significant sales or net profits.  We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

If we do not obtain additional financing, our business will fail.

We currently do not have any active operations and we have no income. Our business plan calls for expenses related to manufacture of additional inventory and prototypes, marketing, and other start-up costs. Our cash requirements over the current fiscal year are expected to be $28,750, consisting of approximately $4,500 for product development, $4,250 for marketing, and an additional $20,000 for professional fees.  As of February 28, 2010, we had cash on hand in the amount of $8,500.  Accordingly, our business will likely fail if we are unable to successfully complete this Offering at or near the maximum offering amount.  In addition, if we are unable to achieve sales revenue sufficient to fund ongoing operations within the next 9-12 months, we may be required to seek additional financing. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing beyond the initial equity financing sought through this offering will be subject to a number of factors, including our ability to show strong early revenues and sustained sales growth.  These factors may make the most desirable timing, amount, and terms or conditions of additional financing unavailable to us.

Because our sole officer and director has no business experience, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.

Our sole officer and director, Mr. Richard, is a university undergraduate with no  business experience as a manager or other executive.  Mr. Richard has created the designs for our existing products and has been primarily responsible for creating and developing our manufacturing process.  Our competitors, however, may have substantially more experienced management as well as greater revenue and resources.  We believe competition in the market for our products will be based primarily on product quality, product innovation, price and customer service and support.  Due to more experienced management and greater overall resources, our competitors may have a significant advantage over us and we may struggle to grow our sales effectively and achieve long term profitability.  In addition, Mr. Richard has no experience managing a publicly reporting company.  Accordingly, Mr. Richard may be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as public relations, investor relations, and corporate governance.

If demand for our products grows, we may be unable to build the required supply in a timely and efficient manner.

We manufacture our own beer pong tables through a process that, while generally cost effective, may be more labor intensive than that employed by our competitors.  The cost to build a basic-model table is approximately $100 to $120, including approximately $80 for foam, stucco and other materials and approximately $20 - $40 for labor.  Accordingly, our manufacturing costs per-table are expected to be substantially less than the anticipated retail price for the finished products. We have no full time employees and rely upon independent contractors to assist with the building process on an as-needed basis.  In the event of a large upswing in sales orders, we would struggle to build the required product in a timely and efficient fashion.  Due to our limited manufacturing capacity, we may be unable to effectively and fruitfully manage a growth in sales.  In addition, because some of our competitors may source their products from third parties and may be willing to reduce prices and accept lower profit margins to compete with us, our ability to obtain a cost advantage through sourcing is reduced.  Although we intend for the forseeable future to focus on products custom-built to order rather than cheaply made mass-market products, competition could nonetheless cause price reductions, reduced profits or losses or loss of market share, any of which could have a material adverse effect on our business, results of operations and financial condition.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably.  We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the immediate future. As of February 28, 2010, we had cash in the amount of $8,500. Our future is dependent upon our ability to obtain financing or upon future profitable operations.  We are currently seeking equity financing through this offering. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a private placement agent. We can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects for the current fiscal year could be adversely affected.

Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.

Upon effectiveness of our Registration Statement for the Offering, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time.  We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations.   In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.  We expect that, during our first year of operations following the effectiveness of our Registration Statement, we will occur additional costs for professional fees in the amount of $20,000 to $25,000.  These additional costs will increase our cash needs and may hinder or delay our ability to achieve net profitability even after we have begun to generate revenues from sales of our products.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Richard, our sole officer and director and the designer and primary developer of our products, devotes 5 to 15 hours per week to our business affairs. We do not have an employment agreement with Mr. Richard, nor do we maintain a key man life insurance policy for him. Currently, we do not have any full or part-time employees and rely upon outside contractors to assist with the construction of our products on an as-needed basis.  If the demands of our business require the full business time of Mr. Richard, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Mr. Richard, currently owns 100% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Richard are inconsistent with the best interests of other stockholders.

Mr. Richard is our president, chief financial officer and sole director.  He currently owns 100% of the outstanding shares of our common stock, and, upon completion of this offering, will own 79.12% of our outstanding common stock if the maximum number of shares are sold.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Richard may still differ from the interests of the other stockholders.

Risks Related To Legal Uncertainty

If we are the subject of future product liability suits, our business will likely fail.

Products that have been or may be developed by us may expose us to potential liability from personal injury or property damage claims by the users of such products. We believe that our beer pong tables are physically safe and pose little or no risk of injury as a result of any characteristic of their physical design. We may face a particular risk, however, due to the fact that beer pong involves the consumption of alcohol as a part of the game.  Over-consumption of alcohol by beer pong players may result in property damage or injury to themselves or others.  We do not believe that, as a table manufacturer, we would face any legal exposure for such damages. There can be no assurance, however, that a claim will not be brought against us in the future in an attempt to advance a novel theory of liability. We currently do not maintain product liability insurance and we may not be able to obtain such coverage in the future or such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

Because protection of our intellectual property is limited, current or future competitors may offer products substantially identical to our products at lower prices.

There are relatively few technological or other barriers to entry into our business, and the designs and materials used in our products may be replicated by competitors.  Our designs and manufacturing process are not protected by patent, trademark, or copyright filings and may not be eligible for such protection. There can be no assurance that current or future competitors will not replicate our manufacturing process or simply copy a popular table design and offer a competing product identical to our product at lower prices.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because the price of our shares in this offering was arbitrarily determined by us, it may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.  The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.005 per share.  Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted.  This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The net proceeds to us from the sale of up to 2,500,000 shares of common stock offered at a public offering price of $0.005 per share will vary depending upon the total number of shares sold. The following table summarizes , in order of priority,  the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$12,500	100.0%
Commission 1	$0	0.0%
Net Proceeds	$12,500	100.0%
USE OF NET PROCEEDS
Materials and supplies 2	$1,500	12.0%
Advertising and marketing3	$4,000	32.0%
Labor4	$2,000	16.0%
General and Administrative5	$5,000	40.0%
TOTAL APPLICATION OF NET PROCEEDS	$12,500	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers who are members of the National Association of Securities Dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2 Materials and supplies: We intend to use between approximately $1,500 of the net proceeds of this Offering to purchase certain materials and supplies for use in the manufacturing of our products, including Styrofoam, dry-bond stucco, and other materials.

3 Advertising and marketing:  We intend to use approximately $4,000 of the net proceeds of this Offering for expenses related to marketing and advertising, including development of our web site, promotional brochures, radio advertising, business cards, and related expenses.

4 Labor:  We intend to use a portion of the net proceeds of this Offering to compensate individual independent contractors who may assist with our product manufacturing process from time to time on an as-needed basis.

5 General and Administrative:  A portion of the proceeds will be used to pay general administrative expenses such as legal, accounting, phone, gasoline, office supplies, and other general overhead items.

In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this Offering, in order of priority will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
GROSS OFFERING	$9,375	100.0%	$6,250	100.0%	$3,125	100.0%
Commission	$0	0.0%	$0	0.0%	$0	0.0%
Net Proceeds	$9,375	100.0%	$6,250	100.0%	$3,125	100.0%
USE OF NET PROCEEDS
Materials and supplies	$1,500	16.0%	$1,500	24.0%	$1,000	32.0%
Advertising and marketing	$1,875	20.0%	$500	8.0%	$200	6.4%
Labor	$1,000	10.66%	$1,000	16.0%	$500	16.0%
General and Administrative	$5,000	53.34%	$3,250	52.0%	$1,425	45.6%
TOTAL APPLICATION OF NET PROCEEDS	$9,375	100.0%	$6,250	100.0%	$3,125	100.0%

Determination of Offering Price

The $0.005 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of February 28, 2010 was $6,000 or $0.000632 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of February 28, 2010.   Adjusted to give effect to the receipt of net proceeds from the sale of the maximum of 2,500,000 shares of common stock for $12,500, net tangible book value will be approximately $0.001542 per share.  This will represent an immediate increase of approximately $0.00091 per share to existing stockholders and an immediate and substantial dilution of approximately $0.003458 per share, or approximately 69.16%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of February 28, 2010, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $0.005 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	9,500,000	79.12%	$9,500
New Investors	2,500,000	20.88%	$12,500
Total	12,000,000	100.00%	$22,000

 Plan Of Distribution, Terms Of The Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officers and Directors

We are offering up to a total of 2,500,000 shares of common stock. The offering price is $0.005 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 2,500,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and Directors. The officers and Directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and Directors satisfy the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of their participation, an associated person of a broker- dealer; and

4.
They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering will be used to pay the salaries of our officers and Directors.

As our officers and Directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and Directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and Directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $250 for 50,000 shares. All checks for subscriptions must be made payable to "Southern Products, Inc.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.   As of February 28, 2010, there were 9,500,000 shares of our common stock issued and outstanding.  Our shares are currently held by one (1) stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Rory Vohwinkel, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Silberstein Ungar, PLLC, Certified Public Accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Silberstein Ungar, PLLC has presented their report with respect to our audited financial statements.  The report of Silberstein Ungar, PLLC is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Principal Place of Business

Our principal offices are located at 505 E. Windmill Lane, Ste. 1B #186, Las Vegas, Nevada 89123.

Company Overview

We were incorporated as Southern Products, Inc. on February 23, 2010 in the State of Nevada for the purpose of designing, manufacturing, and marketing custom-made beer pong tables.  We currently have several table designs and have built two initial proto-type tables using the manufacturing process described below under “Table Manufacturing Process”.  In recent years, beer pong has  become a competitive past-time played in bars, pubs, and at social gatherings according to generally accepted rules.  Our beer pong tables are constructed from foam and stucco and can be built to include a wide range of custom design features.   In contrast to the typical beer pong tables now on the market, our tables are not simply a modified ping-pong table.  Instead, we are able to provide a larger and more solid table that can function as a semi-permanent fixture or piece of furniture in bars, restaurants, and private home game rooms in a manner similar to billiards tables, air-hockey tables, and similar devices.

Through this offering, we are seeking funding for the purpose of building additional tables for inventory, developing our website and other marketing materials, and beginning to offer our products to the public in a focused effort.  As we go forward with our plan of operations, our founder and executive officer, Tyler Richard, will continue to be primarily responsible for designing our tables, overseeing their construction, and marketing them for sale.

Beer Pong

Beer Pong  is a game in which players throw a ping-pong ball across a table with the intent of landing the ball in a cup of beer/water on the other end. The game typically consists of two two-to-four-player teams and multiple cups set up on each side set up in triangle formation. Although the rules of play may vary widely, though usually there are six or ten plastic cups arranged in a triangle on each side. The goal of the game is to eliminate the other teams' cups before one’s own cups are eliminated. When a ball lands in a cup, which are generally 1/4 to 1/3 full, that cup is eliminated and the defending team must consume all of the beer inside that cup and any other cups knocked over. The losing team must consume all the beer remaining in the winning team's cups. The order of play varies – both players on one team shoot followed by both players on the other team, or players on opposite teams can alternate back and forth.

The graphic above depicts the dimensions and lay-out of the typical field of play for competitive beer pong. The most common cups used are 16 ounce disposable plastic cups. On each side of the table, teams assemble equilateral triangles, with a convergence point focusing on the other team. Games typically use either six, ten, or twelve cups. Each team usually has a separate cup of water as well, used to rinse off the ball. 38 mm or 40 mm table tennis (ping pong) balls are typically used for game play.

Specific additional rules of the game may vary widely depending on the venue of play. Number of cups, bouncing, amount of alcohol, the distance shots must be taken from, etcetera, may all vary.
In some house rules, players must immediately drink any cup that has been hit. Failure to do so incurs a penalty, such as drinking more beer or losing the game. Some rule sets allow for “re-racking,” which is a rearrangement of a team's remaining cups after some have been removed. The formations, number of cups, when to rearrange and so on depend on the rule set. For example, a team with three remaining cups may ask the other team to "re-rack" their multiple targets into a single triangle formation. Some other house rules allow swatting the ball away if it bounces and if the ball spins around the cup. Other rules state that if a team makes both shots in a round, they may shoot again, sometimes called a “repo.” After shooting, teams may dunk the ping pong balls into cups of water in order to wash off the balls. Under some rules, when the opposing team makes the last cup, the other team can avoid losing by making either all remaining cups or simply one cup. This is called a rebuttal or redemption. In some rule sets, if the opposing team hits the last cup with both of their balls, no redemption is given to the losing team. The game is most frequently played on a ping-pong or similar table, but can be played on a dining table or any similarly hard, flat surface.

In recent years, the popularity of beer pong has grown tremendously, with an estimated fifty to eighty percent of American college students now playing the game regularly. (Source: Salacuse, Matthew. “Beer & Gloating.” Maxim March 2010: 72-76.)  In bars and pubs around the country, beer pong tables are cropping up alongside more traditional games like darts and billiards.  Organized beer pong tournaments, many featuring prize money, are also growing in size and popularity.  The largest of these is the World Series of Beer PongTM which featured 468 teams competing for a $50,000 title prize in its 2010 tournament held in Las Vegas.

Our goal is to capitalize on the growing popularity of this past time by offering high-quality beer pong tables suitable for use in home game rooms, bars, and other establishments.

Table Manufacturing Process

In contrast to most beer pong tables currently offered for sale, our planned tables will not simply be a thin, folding surface similar to a ping pong table.  Instead, we intend to construct a solid, furniture-like product through the use of a manufacturing process adapted from the exterior insulation and finishing system (EIFS) commonly used in the construction industry.  EIFS applications are used to construct a layered building exterior which seamless-looking and water resistant:

The diagram above depicts the standard layered components the EIFS system, which begins with the Styrofoam core. Reinforcing fiber mesh, a polymer basecoat, and an acrylic finish are then applied over one another to create the finished surface. Generally, our tables will begin with a computer-aided design which is used to cut a solid expanded polystyrene foam shape for the table.  Reinforcing mesh will then placed over the foam shape and covered with dry-bond base coat.  A finish coat of stucco-like material will then applied to the entire table.  Finally, the table may be painted and special design features and add-ons like glass pieces, lighting, and wash cup holders can be added.  The flow-chart below shows each of the steps in the process we intend to use to manufacture our beer pong tables:
The finished product will be asolid, furniture-like table which is highly resistant to water and other liquids and has a smooth, finished look.  Although the stucco materials will add significant heft to the table, the Styrofoam shape core keeps the overall weight of the item manageable so that it can be moved and transported by two people without significant effort.

The photo below shows one of our basic prototype tables, which has been manufactured using the EIFS process described above.  This model is finished in gray and features a glass centerpiece over a decorative star-shaped cut-out:

Products and Pricing

We expect that our basic model product, shown above, will retail for $300.  As discussed above, additional enhancements like custom painting, glass and lighting features, and other items can be added or included in our tables for additional cost.  We currently plan to price our more customized tables in the range of $400-$600, depending on the amount and complexity of the customization requested by the customer.  We expect that the great bulk of our sales will be built-to-order items that will include custom painting, favorite sporting mascots, or, for our commercial customers, a company logo or other custom visual design.

The photo below shows another of our basic prototype tables. This model is finished in beige and features a painted decorative design:

Competition

At this time, there do not appear to be any dominant competitors in the market for beer pong tables or in the specific area of customized beer pong tables.  The market is characterized by a wide variety of small firms either making beer pong tables or re-selling at a price marked up from wholesale. Nearly all of the beer pong tables currently offered for sale are thin, fold-up tables similar to a ping pong table.  These products are commonly offered at prices ranging from $85-$120.  The primary benefits of the tables currently on the market is their low cost and portability.  A degree of customization is available with these tables in the form of different designs which can be printed on the table surface.

We plan to distinguish ourselves from the other competitors in this market by offering a different kind of beer pong table.  Using a radically different set of materials and manufacturing process, we are able to produce are larger, more attractive, and more furniture-like table that can serve as a welcome addition to any game room, bar, or similar establishment. We believe that our larger, higher quality tables will be able to attract higher price in the market place.   Although we do not currently plan to compete in terms of price, we have the potential to do so if necessary, as our costs per-table are relatively low in comparison to our anticipated retail prices.  Also, our tables, although moveable, are not easily portable in the manner of the thin folding tables currently on the market.  Shipping costs for our products will likely be higher than those of our competitors.  We believe that our higher quality, build-to-suit tables will allow us to establish and exploit a new market segment.  There is no guarantee, however, that our efforts will be successful and that we will be able to profitably differentiate our product from those currently on the market.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Intellectual Property

We do not own, either legally or beneficially, any patent, trademark, or other significant intellectual property.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations applicable to our planned operations. We are subject to the laws and regulations which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.

Employees

We have no other employees other than our sole officer and director, Tyler Richard. Mr. Richard is our President, CEO, CFO, and sole member of the Board of Directors.   Mr. Richard oversees all responsibilities in the areas of corporate administration, product design and manufacture, and marketing. Additional individuals may be engaged as independent contractors to assist in our manufacturing process on an as-needed basis. As our planned operations commence and as we begin to generate revenues, we may expand our current management in the future to retain skilled directors, officers, and employees with experience relevant to our business focus.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

We do not own any real property.  We maintain our corporate office at 505 E. Windmill Lane, Ste. 1B #186, Las Vegas, Nevada 89123.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Tyler Richard, 505 E. Windmill Lane, Ste. 1B #186, Las Vegas, Nevada 89123.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Balance Sheet as of February 28, 2010;
F-3	Statement of Operations from February 23, 2010 (date of inception) to February 28, 2010;
F-4	Statement of Stockholders’ Equity (Deficit) as of February 28, 2010
F-5	Statement of Cash Flows from February 23, 2010 (date of inception) to February 28, 2010;
F-6	Notes to Financial Statements;

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com
Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Southern Products, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Southern Products, Inc.  (the “Company”) as of February 28, 2010, and the related statements of operations, stockholder’s equity, and cash flows for the period from February 23, 2010 (Date of Inception) through February 28, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Products, Inc.  as of February 28, 2010 and the results of its operations and its cash flows for the from February 23, 2010 (Date of Inception) through February 28, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan
March 15, 2010

SOUTHERN PRODUCTS, INC.
 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of February 28, 2010

ASSETS

Current assets
Cash	$8,500
Inventory	600
Supply inventory	400

Total assets	$9,500

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES
Current liabilities
Accrued expenses	$3,500

STOCKHOLDER’S EQUITY
Common stock, $.001 par value, 100,000,000 shares authorized, 9,500,000 shares issued and outstanding	9,500
Deficit accumulated during the Development stage	(3,500)
Total stockholder’s equity	6,000

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$9,500

See accompanying notes to financial statements.

SOUTHERN PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
For the period from February 23, 2010 (Date of Inception) through February 28, 2010

Revenues	$0

General and administrative expenses:
Professional fees	3,500

Net loss and comprehensive loss	$(3,500)

Net loss per share:
Basic and diluted	$(0.00)

Weighted average shares outstanding:
Basic and diluted	9,500,000

See accompanying notes to financial statements.

SOUTHERN PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER’S EQUITY
Period from February 23, 2010 (Date of Inception) through February 28, 2010

	Common stock		Deficit accumulated during the development
	Shares	Amount	stage	Total
Issuance of common stock for cash to founder	8,500,000	$8,500	$-	$8,500
Issuance of common stock for assets to founder	1,000,000	1,000	-	1,000
Net loss for the period	-	-	(3,500)	(3,500)

Balance, February 28, 2010	9,500,000	$9,500	$(3,500)	$6,000

See accompanying notes to financial statements.

SOUTHERN PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
For the period from February 23, 2010 (Date of Inception) through February 28, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss and comprehensive loss	$(3,500)
Change in non-cash working capital items
Increase in accrued expenses	3,500

CASH FLOWS USED IN OPERATING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	8,500

NET INCREASE IN CASH	8,500
Cash, beginning of period	-
Cash, end of period	$8,500

NON-MONETARY TRANSACTIONS
Shares issued for assets	$1,000
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	$-

See accompanying notes to financial statements.

SOUTHERN PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Southern Products, Inc. (“Southern” or the “Company”) was incorporated in Nevada on February 23, 2010.  Southern is a Development stage company and has not yet realized any revenues from its planned operations.  Southern is currently in the business of designing, building and marketing custom beer pong tables.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Inventory

Inventory, consisting of finished beer pong tables, is valued at the lower of cost and net realizable value.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Comprehensive Income

The Company has adopted standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Income Tax

Southern follows SFAS 109, “Accounting for Income Taxes (ASC 740-10)” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

SOUTHERN PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents

Recent Accounting Pronouncements

Southern does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

Southern has limited working capital and has a deficit accumulated during the development stage of $3,500 as of February 28, 2010.  Southern's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, Southern has no current source of revenue. Without realization of additional capital, it would be unlikely for Southern to continue as a going concern.  Southern's management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, upon achieving profitable operations through its business activities.

NOTE 3 – INCOME TAXES

The provision for Federal income tax consists of the following:

February 28, 2010
Refundable Federal income tax attributable to:
Current Operations	$1,190
Less: valuation allowance	(1,190)
Net provision for Federal income taxes	$-

SOUTHERN PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2010

NOTE 3 – INCOME TAXES (continued)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

February 28, 2010
Deferred tax asset attributable to:
Net operating loss carryover	$1,190
Less: valuation allowance	(1,190)
Net deferred tax asset	$-

At February 28, 2010, Southern had an unused net operating loss carryover approximating $3,500 that is available to offset future taxable income; it expires beginning in 2030.

NOTE 4 – COMMON STOCK

At inception, Southern issued 8,500,000 shares of stock to its founding shareholder for $8,500 cash.

During the period Southern issued 1,000,000 shares of stock to its founding shareholder for inventory, small tools and supplies having a value of $1,000.

NOTE 5 – COMMITMENTS

Southern neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to February 28, 2010 through the date these financial statements were filed with the Securities and Exchange Commission and has determined that it does not have any material subsequent events to disclose.

Plan of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above.  Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Product Development

Currently, we have limited inventory consisting of two initial prototype tables.  Over the next two to four months, we plan to develop additional tables and to increase our saleable inventory to approximately ten to fifteen tables.  In addition to some basic-model tables, we are in the process of designing and building several themed tables, including tables with popular university and sports themes.  We have not undertaken an analysis of the potential costs and/or liabilities involved in producing products bearing images subject to existing copyright or trademark protection.  We will not offer any product for sale which contains a copyright or trademark-protected image unless a proper license for the use of such image can be obtained. During the coming months, our tables will continue to be designed by our sole officer and director, Tyler Richard.

We plan to finance our planned manufacture of additional inventory through the use of cash on hand as well as funds to be raised in the current offering.  The purchase of additional materials, including foam, base coat, and specialty items like glass and lighting accents will be required.  In addition, we will require funds to compensate independent contractors who may assist in the production process on an as-needed basis.  Generally, the independent contractors used will be one or two individuals to assist in the application of stucco and other materials during the manufacturing process. Our budget for these expenses is as follows:

● Raw materials and supplies	$2,000
● Labor	$2,500
Total	$4,500

Using the $4,500 budget above, we expect to produce approximately ten to fifteen new tables.  Our immediate goal will be to develop an initial stock of tables which will reflect a range of styles, appearances, and price points.  In addition to functioning as saleable inventory, this initial product run will also function as a group of samples and prototypes for use in advertising and promoting our products through our web site and in person-to-person sales efforts.  The cost to produce a basic-model table is approximately $100 to $120.  Our $4,500 manufacturing budget allows some flexibility to produce more elaborate products which may include additional features including shaped glass inserts, glass or steel cup holders, lighting, and other enhancements.   The cost for more elaborate tables is expected to range from $150 to $225 depending on the level of additional detail included.

Although we do not currently have any contractual arrangements for ongoing supply of our raw materials, the raw materials and supplies required for the manufacture of our tables are commercially available materials commonly used in the construction industry.    Our existing supplies of base coat, mesh, and acrylic finish material were purchased from Omega Products in Las Vegas, Nevada and we intend to purchase our additional supplies of these materials from the same company.  Similar supplies suitable to our needs are available, however, at most general hardware and home improvement stores.  The foam base for our existing tables was purchased from Insulfoam, a large manufacturer of expanded polystyrene.  We intend to continue to use the same source for this material.

Initial Marketing Efforts

The focus of our initial marketing efforts will be development of a quality website.  Over the next one to two months, we expect to have our initial web development completed and to have our website online.  The site will feature product photos, a description of our tables and custom-building capabilities, as well as contact information for the company.  Due to the largely custom nature of our planned business, we do not expect to take product orders online any time in the immediate future.  The estimated initial cost of developing our website is approximately $350.  Ongoing hosting and maintenance costs are expected to be approximately $150 per year.

We also plan to undertake additional marketing efforts in the form of local radio and print advertisement directed primarily to college students and others in the 21-30 age bracket.  We expect to undertake these efforts in approximately three to four months, after establishment of our website and manufacture of our initial table inventory.

In addition to marketing efforts directed at individual purchasers, we plan to undertake some efforts at direct selling to bars and restaurants in the Las Vegas area and, eventually, throughout the greater southwest.  Many establishments already feature beer bong or would be willing to consider adding it to their current entertainment repertoire in light of its growing popularity.  Many of the beer bong tables in use in bars and restaurants are either improvised or of low quality.  We believe that we can offer them a customized, high-quality product that will be durable, aesthetically attractive, and suitable for semi-permanent installation in their premises.

Although our web site will be developed with cash on hand, our other planned marketing efforts will be funded through the proceeds of the current offering.  Our initial marketing budget is as follows:

• Website development	$500
• Radio and print advertising	$3,000
• Direct sales brochures	$500
• Other sales expense	$250
Total	$4,250

Based on customer feedback and our level of sales activity, our marketing strategy is expected to change and, hopefully, expand over the course of the coming year.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.  Larger, dedicated space over time

Results of Operations for the Period from February 23, 2010 (Date of Inception) until February 28, 2010

We generated no revenue and incurred $3,500 in expenses for the period from inception on February 23, 2010 until February 28, 2010.  Our expenses consisted of general and administrative expenses and reflect the cost of our audit and accounting fees incurred as of February 28, 2010.  We therefore recorded a net loss of $3,500 for the period from inception on February 23, 2010 until February 28, 2010. We expect that our operating expenses will increase as we undertake our plan of operations.

Liquidity and Capital Resources

As of February 28, 2010, we had total current assets of $9,500, consisting of cash in the amount of $8,500 and inventory and supplies in the amount of $1,000. We had current liabilities of $3,500 as of February 28, 2010.  Accordingly, we had working capital of $6,000 as of February 28, 2010.

Operating activities used $3,500 in cash and generated no cash for the period from February 23, 2010 (Date of Inception) until February 28, 2010. Financing Activities during the period from February 23, 2010 (Date of Inception) until February 28, 2010, generated $8,500 in cash.

As outlined above, we expect to spend approximately $8,750 toward the initial implementation of our business plan, not including professional fees and expenses.  As of February 28, 2010, we had $8,500 in cash.  The success of our business plan therefore depends on raising funds through the current offering.  If the maximum offering is sold, we should have sufficient cash to carry out our business plan for the next six to nine months.  If substantially less than the maximum offering is sold, however, our ability to execute on our immediate business plan will be impaired.   Our ability to operate beyond the next six to nine months is contingent upon us obtaining additional financing and/or upon realizing relatively significant sales and revenue growth over the course of the current fiscal year. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

As discussed in the notes to our financial statements, we have no established source of revenue.  This has raised substantial doubt for our auditors about our ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our activities to date have been supported by equity financing.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Off Balance Sheet Arrangements

As of February 28, 2010, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our executive officers and directors and their respective ages as of February 28, 2010 are as follows:

Name	Age	Position(s) and Office(s) Held
Tyler Richard	19	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Tyler Richard.  Mr. Richard is an undergraduate at the University of Nevada, Las Vegas.  He currently works with a construction firm in Las Vegas, Nevada performing CAD design and related tasks.   Mr. Richard creates the computer-generated designs for our products and oversees the process of forming and completing our beer pong tables.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers

Our sole executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tyler Richard, President, CEO, CFO, and director	2010	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from the Company for his service as an officer of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Tyler Richard	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tyler Richard	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 28, 2010, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 9,500,000 shares of common stock issued and outstanding on February 28, 2010.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Tyler Richard 505 E. Windmill Lane, Ste. 1B #186 Las Vegas, Nevada 89123	9,500,000	100%
Common	Total all executive officers and directors	9,500,000	100%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

1.           On February 25, 2010, we entered into an Asset Purchase Agreement with our founder and sole officer and director, Tyler Richard.  Under the agreement, we issued Mr. Richard 1,000,000 shares of common stock in exchange for certain equipment consisting of a hand hopper, and hawk, and trowels, supplies in the form of styrofoam, and inventory valued at $1,000.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$0.90
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$700
Transfer Agent Fees	$500
Accounting fees and expenses	$5,000
Legal fees and expenses	$3,500
Total	$9,700.90

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We closed an issue of 8,500,000 shares of common stock on February 25, 2010 to Tyler Richard, our president, CEO, CFO, and sole director. Mr. Richard acquired these shares in exchange for $8,500 at a price of $0.001 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

Also on February 25, 2010, we entered into an Asset Purchase Agreement with our founder and sole officer and director, Tyler Richard.  Under the agreement, we issued Mr. Richard 1,000,000 shares of common stock in exchange for certain equipment, supplies, and inventory valued at $1,000. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-laws (1)
5.1	Opinion of Rory Vohwinkel, Esq., with consent to use (1)
23.1	Consent of Independent Registered Public Accounting Firm

(1) Incorporated by reference to the Registration Statement filed on Form S-1 with the United States Securities and Exchange commission on March 25, 2010
Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any  material change to such information in the registration statement.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Las Vegas, Nevada, on April 23, 2010.

SOUTHERN PRODUCTS, INC.

By: /s/ Tyler Richard
Tyler Richard
Chief Executive Officer Chief Financial Officer, Principal Accounting Officer, and sole Director